                                                              Exhibit 23.7


BALUKOFF, LINDSTROM & CO., P.A.
Certified Public Accountants

First Interstate Center
877 West Main Street, Suite 805
Boise, Idaho 83702
(208) 344-7150
FAX: (208) 344-7435


We consent to the use of our independent auditors' report on the combined financial statements of Pacific Northwest Broadcasting Corporation and Affiliates as of and for the year ended December 31, 1996 in the prospectus for the Form S-4 for Citadel Broadcasting Company and Citadel License, Inc.


/s/ Balukoff, Lindstrom & Co., P.A.

December 22, 1997